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                                                                     EXHIBIT 21

                               HMS HOLDINGS CORP.

                              LIST OF SUBSIDIARIES

                                                                                                   STATE OF
SUBSIDIARY                                                                                       INCORPORATION
---------                                                                                        -------------
Accordis Inc. ................................................................................     New York
401 Park Avenue South
New York, NY  10016

Health Management Systems, Inc. ..............................................................     New York
401 Park Avenue South
New York, NY  10016

Health Receivables Management, Inc. ..........................................................     Delaware
820 West Jackson Boulevard, Suite 725
Chicago, IL  60607

HMS Business Services Inc. ...................................................................     New York
401 Park Avenue South
New York, NY  10016